UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2014

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona	85701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2014, The Providence Service Corporation (“Providence”), announced that it has entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 17, 2014, by and among Providence, Matrix Acquisition Co., a newly formed wholly owned subsidiary of Providence (“Merger Sub”), CCHN Group Holdings, Inc. (“CCHN”) and the Holders’ Representative named therein, pursuant to which, upon satisfaction of the terms and conditions set forth in the Merger Agreement, at the closing of the transactions contemplated by the Merger Agreement (the “Closing”), CCHN will merge with and into Merger Sub, with CCHN continuing as the surviving company and as a wholly-owned subsidiary of Providence (the “Merger”), and the separate existence of Merger Sub will cease. At the Closing, subject to the escrow arrangements described in the Merger Agreement, each share of CCHN then outstanding immediately prior to the Closing and each vested option of CCHN then outstanding immediately prior to the Closing will be converted into the right to receive a merger consideration in the form of cash and shares of Providence, representing approximately $360 million in cash and 946,722 shares of Providence with a value of $40 million as of September 17, 2014, in the aggregate. Providence has received debt financing commitments for the transactions contemplated by the Merger Agreement.

CCHN is the parent company of Community Care Health Network, Inc. (d/b/a Matrix Medical Network) (“Matrix”). Matrix is a pioneer in the prospective health risk assessment market for Medicare Advantage health plans and risk bearing providers with a national footprint across 33 states. The acquisition expands Providence’s clinical capabilities and home based services into the medical field with the addition of operations which include over 600 nurse practitioners.

The Merger Agreement contains customary representations and warranties of the parties and customary covenants regarding the conduct of business by CCHN and its subsidiaries (including Matrix) prior to the Closing and other typical matters. Following the Closing, Providence will have certain rights to indemnification for breaches of representations and warranties and other matters as specified therein, subject to baskets, caps and other limitations set forth therein. To supplement the indemnification provided by CCHN’s former equity holders, Providence has obtained a representation and warranty insurance in connection with the Merger Agreement

The Merger Agreement is subject to termination under customary circumstances, including if the Closing is not consummated on or prior to February 11, 2015, by the nonbreaching party if Providence, on the one hand, or CCHN on the other hand, breach their representations and warranties under certain circumstances, by either Providence or CCHN if any governmental authority issues a judgment, order, decree or other ruling permanently enjoining, or otherwise prohibiting the transactions contemplated by the Merger Agreement, and such judgment, order, decree or other ruling shall have become final and non-appealable, by Providence if CCHN does not provide evidence that its stockholders have approved the transactions contemplated by the Merger Agreement by the second business day following the date of the Merger Agreement, and by CCHN if a Marketing Period (as defined in the Merger Agreement) relating to the financing of the transaction has ended and certain other conditions have been met. Providence has agreed to pay CCHN a $18 million fee if the Merger Agreement is terminated under certain circumstances.

Of the shares of Providence being issued as part of the stock consideration for the Merger, 50% will be subject to a one-year lock-up agreement and the remaining 50% will be subject to a two-year lock up agreement.

The Merger is expected to close in the fourth quarter of 2014, subject to customary regulatory approvals and closing conditions, including the performance by the parties of their respective obligations under the Merger Agreement and the material accuracy of each party’s representations and warranties set forth therein.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

For the twelve months ended June 30, 2014, Matrix’s consolidated revenue and Adjusted EBITDA were $187 million and $44 million, respectively. EBITDA is a non-GAAP measure and is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of EBITDA and Adjusted EBITDA to Matrix’s net income for the twelve months ended June 30, 2014 is presented below. Investors should consider the non-GAAP measures in addition to, and not as a substitute for, the measure of financial performance prepared in accordance with GAAP. In this regard, GAAP refers to accounting principles generally accepted in the United States. Estimated Adjusted EBITDA for the year ended December 31, 2014 for Matrix is $46 million. This estimated Adjusted EBITDA is a forward-looking statement based on preliminary assumptions and estimates (including with respect to the growth rate in home risk assessments and continued improvements in operational efficiency), and reflects the best judgment of Matrix’s management, but involves a number of risks and uncertainties and Matrix’s actual results could differ materially from those set forth in the estimate. Such assumptions and estimates have not been subject to Matrix’s normal closing and review procedures and adjustments. Such results should not be viewed as a substitute for full audited financial statements prepared in accordance with GAAP. Consequently, there can be no assurances that Matrix’s EBITDA for the year ended December 31, 2014 will be equal to the estimate set forth above, and any variation between actual results and the estimate may be material.

The Providence Service Corporation

Reconciliation of Matrix Non-GAAP Financial Measures

Adjusted EBITDA

(in thousands)

(Unaudited)

Twelve months ended
June 30, 2014

Net income (1)	$11,551

Interest expense, net	3,178
Provision for income taxes	9,373
Depreciation and amortization	5,499

EBITDA	29,601

Optionholder dividend (2)	10,282
Loss on impairment and other	1,269
Stock based compensation	1,220
Acquisition earnout (3)	646
Severance	390
Seller related expenses	131

Adjusted EBITDA	$43,539

(1)	Reflects estimates for certain customary year-end adjustments, primarily for stock based compensation and income taxes.
(2)	In 2013, Matrix completed a dividend recapitalization and certain payments were considered compensation.
(3)	Payments of earnout consideration related to 2012 acquistion for which no further earnout payments are due.

Item 8.01 Other Events.

On September 18, 2014 Providence issued a press release relating to the Merger Agreement, which is filed as Exhibit 99.1 to this Current Report.

Also, on September 19, 2014 Providence will hold a conference call to discuss the details of the acquisition of CCHN.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the global credit crisis, capital market conditions, the implementation of the healthcare reform law, state budget changes and legislation and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1*	Agreement and Plan of Merger, dated September 17, 2014 by and among The Providence Service Corporation, Matrix Acquisition Co., CCHN Group Holdings, Inc. and the Holders' Representative named therein.

99.1	Press release, dated September 18, 2014.

* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: September 18, 2014	By:	/s/ Robert E Wilson
	Name:	Robert E. Wilson
	Title:	Chief Financial Officer